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                                                                    EXHIBIT 11.0

                 UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES

     COMPUTATION OF HISTORICAL PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                        THREE MONTHS ENDED    NINE MONTHS ENDED
                                                                          SEPTEMBER 30,         SEPTEMBER 30,
                                                                       --------------------  --------------------
                                                                         1997       1996       1997       1996
                                                                       ---------  ---------  ---------  ---------
PRIMARY EARNINGS PER SHARE
Income before extraordinary loss on extinguishment of debt...........  $  25,127  $   2,458  $  50,371  $   3,352
Extraordinary loss on extinguishment of debt.........................     --        (10,913)    --        (11,558)
                                                                       ---------  ---------  ---------  ---------
Net income (loss)....................................................     25,127     (8,455)    50,371     (8,206)
Less preferred stock dividends.......................................       (179)    --           (381)    --
                                                                       ---------  ---------  ---------  ---------
Net income (loss) applicable to common stock.........................  $  24,948  $  (8,455) $  49,990  $  (8,206)
                                                                       ---------  ---------  ---------  ---------
                                                                       ---------  ---------  ---------  ---------
NUMBER OF SHARES ON WHICH NET INCOME PER SHARE IS BASED:
Historical weighted average common shares outstanding................    126,666     10,000    126,666     10,000
Reorganization stock dividend (227.010528 shares for each common share).............................................................  28,754,515 2,270,105  28,754,515 2,270,105
Reorganization shares issued.........................................  4,335,499     --      4,335,499     --
Public offering shares issued........................................  8,170,000     --      8,170,000     --
Additional shares issued to underwriters.............................  1,225,500     --      1,225,500     --
Options converted to Class A common stock............................      1,304     --            440     --
                                                                       ---------  ---------  ---------  ---------
Weighted average common shares before dilutive effect of common stock equivalents........................................................  42,613,484 2,280,105  42,612,620 2,280,105
                                                                       ---------  ---------  ---------  ---------
COMMON STOCK EQUIVALENTS:
Warrants.............................................................  14,401,039 14,359,951 14,392,785 14,359,951
Options..............................................................    996,636     --        786,121     --
                                                                       ---------  ---------  ---------  ---------
Weighted average common shares.......................................  58,011,159 16,640,056 57,791,526 16,640,056
                                                                       ---------  ---------  ---------  ---------
                                                                       ---------  ---------  ---------  ---------
PRIMARY EARNINGS PER SHARE:
Income per share before extraordinary loss...........................  $    0.43  $    0.15  $    0.87  $    0.20
Extraordinary loss per share.........................................     --          (0.66)    --          (0.69)
                                                                       ---------  ---------  ---------  ---------
Net income (loss) per share..........................................       0.43      (0.51)      0.87      (0.49)
Less preferred stock dividends.......................................     --         --          (0.01)    --
                                                                       ---------  ---------  ---------  ---------
Net income (loss) per share applicable to common stock...............  $    0.43  $   (0.51) $    0.86  $   (0.49)
                                                                       ---------  ---------  ---------  ---------
                                                                       ---------  ---------  ---------  ---------
FULLY DILUTED EARNINGS PER SHARE (A)
Income before extraordinary loss on extinguishment of debt...........  $  25,127  $   2,458  $  50,371  $   3,352
Extraordinary loss on extinguishment of debt.........................     --        (10,913)    --        (11,558)
                                                                       ---------  ---------  ---------  ---------
Net income (loss) applicable to common stock.........................     25,127     (8,455)    50,371     (8,206)
Less preferred stock dividend........................................     --         --         --         --
                                                                       ---------  ---------  ---------  ---------
Net income (loss) applicable to common stock.........................  $  25,127  $  (8,455) $  50,371  $  (8,206)
                                                                       ---------  ---------  ---------  ---------
                                                                       ---------  ---------  ---------  ---------
NUMBER OF SHARES ON WHICH NET INCOME PER SHARE IS BASED:
Historical weighted average common shares outstanding................    126,666     10,000    126,666     10,000
Reorganization stock dividend (227.010528 shares for each common share).............................................................  28,754,515 2,270,105  28,754,515 2,270,105
Reorganization shares issued.........................................  4,335,499     --      4,335,499     --
Public offering shares issued........................................  8,170,000     --      8,170,000     --
Additional shares issued to underwriters.............................  1,225,500     --      1,225,500     --
Options converted to Class A common stock............................      1,304     --            440     --
                                                                       ---------  ---------  ---------  ---------
Weighted average common shares before dilutive effect of common stock equivalents........................................................  42,613,484 2,280,105  42,612,620 2,280,105
                                                                       ---------  ---------  ---------  ---------
COMMON STOCK EQUIVALENTS:
Warrants.............................................................  14,406,535 14,359,951 14,406,535 14,359,951
Options..............................................................  1,128,810     --      1,128,717
Convertible Preferred Stock..........................................    367,112     --        367,112     --
                                                                       ---------  ---------  ---------  ---------
Weighted average common shares.......................................  58,515,941 16,640,056 58,514,984 16,640,056
                                                                       ---------  ---------  ---------  ---------
                                                                       ---------  ---------  ---------  ---------
FULLY DILUTED EARNINGS PER SHARE:
Income per share before extraordinary loss...........................  $    0.43  $    0.15  $    0.86  $    0.20
Extraordinary loss per share.........................................     --          (0.66)    --          (0.69)
                                                                       ---------  ---------  ---------  ---------
Net income (loss) per share..........................................       0.43      (0.51)      0.86      (0.49)
Less preferred stock dividend........................................     --         --         --         --
                                                                       ---------  ---------  ---------  ---------
Net income (loss) per share applicable to common stock...............  $    0.43  $   (0.51) $    0.86  $   (0.49)
                                                                       ---------  ---------  ---------  ---------
                                                                       ---------  ---------  ---------  ---------
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(a)  This calculation is presented in accordance with the Securities and
     Exchange Act of 1934, although it is not required disclosure under APB
     Opinion No. 15.